Exhibit 99.1

-APi Group Provides Preliminary Second Quarter 2023 Financial Results -

-Announces Update on M&A Activities-

-Announces Date of Second Quarter 2023 Earnings Release-

New Brighton, Minnesota – July 11, 2023 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today provided preliminary second quarter 2023 results. The Company also provided an update on recent M&A activities. The Company is participating in the CJS Securities “New Ideas” Summer Conference today at 1:40p.m. ET and may discuss these items while at the conference.

Financial Update

The Company will not be providing actual financial results until its earnings release on August 3, 2023, (details are provided below). In advance of the CJS Securities Conference, the Company is pleased to announce that it expects to deliver a strong second quarter with organic net revenue growth in the high-single-digits, continued gross and adjusted EBITDA margin expansion, and free cash flow conversion improvements versus the prior year. Second quarter 2023 adjusted EBITDA is expected to be at or above the midpoint of the financial guidance provided on May 4, 2023.

Russ Becker, APi’s President and Chief Executive Officer stated: “As we cross the half-way point of 2023, we are pleased with the momentum the business continues to demonstrate. Demand for our services remains robust across the markets we serve, and our leaders continue to execute our value-based pricing strategy. Our ability to consistently deliver strong financial results is a testament to the commitment of our ~28,000 leaders and the benefits of our relentless focus on growing high margin, inspection, service, and monitoring revenue.

Additionally, our free cash flow generation and EBITDA growth gives us confidence in our ability to reduce net leverage to near the top end of our target net leverage range of 2.0x – 2.5x near the end of the year while returning to bolt-on M&A. The team has been hard at work taking a disciplined approach to identifying the most attractive opportunities within our robust M&A pipeline. I’m excited to continue to add new businesses and their leaders to the APi family.”

M&A Activities Update

The Company completed a bolt-on acquisition within the Safety Services segment at the end of the second quarter for total consideration of approximately $35 million. APi expects to complete at least two additional bolt-on acquisitions within the Safety Services segment during the third quarter. The combined net revenue contribution from these three acquisitions is expected to be approximately $35 million annualized in 2024. Each of these transactions is expected to be immediately accretive to the Company’s EBITDA margin.

Second Quarter Earnings Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, August 3, 2023. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; Kevin S. Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 800-343-4136 or 203-518-9856 and provide Conference ID 8167523. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/4088193/293AAB694F4A9B6780C369F63433A89F

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-283-4642 or 402-220-0857 or via the webcast link above.

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Adam Fee

Vice President of Investor Relations

Tel: +1 651-240-7252

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this press release and related comments made by management may be considered forward-looking statements within the meaning of the U.S federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In some cases, you can identify forward-looking statements by terms including “expect”, “anticipate”, “project”, “will”, “should”, “believe”, “intend”, “plan”, “estimate”, “potential”, “target”, “would”, and similar expressions, although not all forward-looking statements contain these identifying terms. While we believe these statements are reasonable, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including (i) economic conditions, competition, inflation, or currency impacts, (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including anticipated cost savings from the Chubb acquisition, and (iii) those risks and uncertainties discussed in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.